UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2017

CHROMADEX CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53290

Delaware	26-2940963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10005 Muirlands Boulevard
Suite G
Irvine, California 92618
(Address of principal executive offices, including zip code)

949-419-0288
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, on December 29, 2016, ChromaDex, Inc. (“ChromaDex”) filed a complaint (the “Complaint”) in the United States District Court for the Central District of California, naming Elysium Health, Inc. as defendant. Among other allegations, ChromaDex alleges in the Complaint that (i) Elysium breached the Supply Agreement, dated June 26, 2014, by and between ChromaDex and Elysium Health, LLC (“Elysium”) (the “pTeroPure Supply Agreement”), by failing to make payments to ChromaDex for purchases of pTeroPure(R) pterostilbene (“pTeroPure”) pursuant to the pTeroPure Supply Agreement, (ii) Elysium breached the Supply Agreement, dated February 3, 2014, by and between ChromaDex and Elysium, as amended (the “NIAGEN Supply Agreement”), by failing to make payments to ChromaDex for purchases of NIAGEN(R) nicotinamide riboside (“NIAGEN”) pursuant to the NIAGEN Supply Agreement, (iii) Elysium breached the Trademark License and Royalty Agreement, dated February 3, 2014, by and between ChromaDex and Elysium (the “License Agreement”), by failing to make payments to ChromaDex for royalties due pursuant to the License Agreement and (iv) certain officers of Elysium made false promises and representations to induce ChromaDex into providing large supplies of pTeroPure and NIAGEN to Elysium pursuant to the pTeroPure Supply Agreement and NIAGEN Supply Agreement. ChromaDex is seeking punitive damages, money damages and interest.

On January 25, 2017, Elysium filed an answer and counterclaims (the “Counterclaim”) in response to the Complaint. Among other allegations, Elysium alleges in the Counterclaim that (i) ChromaDex breached the NIAGEN Supply Agreement by not issuing certain refunds or credits to Elysium and for violating certain confidential information provisions, (ii) ChromaDex breached the implied covenant of good faith and fair dealing pursuant to the NIAGEN Supply Agreement, (iii) ChromaDex breached certain confidential provisions of the pTeroPure Supply Agreement, (iv) ChromaDex fraudulently induced Elysium into entering into the License Agreement (the “Fraud Claim”), (v) ChromaDex’s conduct constitutes misuse of its patent rights (the “Patent Claim”) and (vi) ChromaDex has engaged in unlawful or unfair competition under California state law (the “Unfair Competition Claim”). Elysium is seeking damages for ChromaDex’s alleged breaches of the NIAGEN Supply Agreement and pTeroPure Supply Agreement, and compensatory damages, punitive damages and/or rescission of the License Agreement and restitution of any royalty payments conveyed by Elysium pursuant to the License Agreement.

On February 15, 2017, ChromaDex filed an amended complaint (the “Amended Complaint”). In the Amended Complaint, ChromaDex re-alleges the claims in the Complaint, and also alleges that Elysium willfully and maliciously misappropriated ChromaDex’s trade secrets. On February 15, 2017, ChromaDex also filed a motion to dismiss the Fraud Claim, the Patent Claim and the Unfair Competition Claim. While ChromaDex expresses no opinion as to the ultimate outcome of this matter, ChromaDex believes Elysium’s allegations are without merit and will vigorously defend against them.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	CHROMADEX CORPORATION

	By:	/s/ Frank L. Jaksch, Jr.
Frank L. Jaksch, Jr.
Chief Executive Officer